EXHIBIT 23.1

                  INDEPENDENT AUDITORS' CONSENT


  We consent to the incorporation by reference in Registration Statement No. 33-35357 of Giant Industries, Inc. on Form S-8 of our reports dated March 4, 1999 and March 30, 1999, appearing in the Annual Report on Form 10-K of Giant Industries, Inc. for the year ended December 31, 1998 and in the Annual Report on Form 11-K of Giant Industries, Inc. for the year ended December 31, 1998, respectively.





  DELOITTE & TOUCHE LLP

  Phoenix, Arizona
  March 30, 1999